EXHIBIT 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each of the undersigned hereby constitutes and appoints Mehran Nia and Michael J. McClane and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ ROBERT J. MAJTELES Robert J. Majteles	Director	December 8, 2006

/s/ ELLEN F. SIMINOFF Ellen F. Siminoff	Director	December 8, 2006